Exhibit 23(b)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 26, 2021, with respect to the financial statements and financial statement schedule of Great American Life Insurance Company in Post-Effective Amendment No. 2 to the Registration Statement (Form S-1 No. 333-227067) and related Prospectus for the registration of “Index Summit 6®” individual index-linked modified single premium deferred annuities.

/s/ Ernst & Young LLP

Cincinnati, Ohio

April 26, 2021